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                                                                    EXHIBIT 21.1

                          AT&T WIRELESS SERVICES, INC.
                                  SUBSIDIARIES*

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                                                         STATE OR JURISDICTION OF INCORPORATION OR
                 NAME                                                   ORGANIZATION
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

AB Cellular LA, LLC                                     Delaware
AT&T Cellular Services, Inc.                            Delaware
AT&T Milwaukee JV, Inc.                                 Delaware
AT&T Wireless Acquisition I, Inc.                       Delaware
AT&T Wireless Asset Management, LLC                     Delaware
AT&T Wireless Flight Operations, Inc.                   Washington
AT&T Wireless Interests, Inc.                           Delaware
AT&T Wireless Mobile Multimedia Services, LLC           Nevada
AT&T Wireless PCS, LLC                                  Delaware
AT&T Wireless Services JV Co.                           Delaware
AT&T Wireless Services NewCom JV, Inc.                  Delaware
AT&T Wireless Services of Alaska, Inc.                  Alaska
AT&T Wireless Services of California, LLC               Delaware
AT&T Wireless Services of Colombia, Inc.                Virgin Islands
AT&T Wireless Services of Colorado, LLC                 Delaware
AT&T Wireless Services of Connecticut, Inc.             Nevada
AT&T Wireless Services of Florida, Inc.                 Florida
AT&T Wireless Services of Hawaii, Inc.                  Wisconsin
AT&T Wireless Services of Idaho, Inc.                   Idaho
AT&T Wireless Services of Minnesota, Inc.               Nevada
AT&T Wireless Services of Nevada, Inc.                  Nevada
AT&T Wireless Services of New Jersey, Inc.              New Jersey
AT&T Wireless Services of Oregon, Inc.                  Nevada
AT&T Wireless Services of San Antonio, Inc.             Texas
AT&T Wireless Services of Taiwan, Inc.                  British Virgin Islands
AT&T Wireless Services of Tulsa, Inc.                   Nevada
AT&T Wireless Services of Utah, Inc.                    Nevada
AT&T Wireless Services of Washington, LLC               Oregon
AT&T Wireless Services Purchasing Company, L.P.         Delaware
AT&T Wireless Services Texas LP, Inc.                   Delaware
AT&T Wireless Services, Inc. (Common Parent)            Delaware
ATG I, Inc.                                             Delaware
ATG II, Inc.                                            Delaware
AWG LLC (AT&T CORP-OWNER)                               Delaware
AWS National Accounts, LLC                              Delaware
Cellular Long Distance Company                          Delaware
Cellular Mobile Systems of Texas, Inc.                  Texas
Cellular Services of Buffalo, Inc.                      Delaware
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* All of the subsidiaries may also do business under the name "AT&T Wireless
  Services, Inc."
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                                                         STATE OR JURISDICTION OF INCORPORATION OR
                 NAME                                                   ORGANIZATION
--------------------------------------------------------------------------------------------------

Cellular Services, Inc.                                 Nevada
Continental InterCell, Inc.                             Delaware
Far East Investment Company, Inc.                       Colorado
Global Signaling Network, Inc.                          Nevada
Grand Pastures Limited                                  Delaware
Indiana Lending LLC                                     Delaware
Longview Cellular, Inc.                                 Delaware
Louisiana Mobile Systems, Inc.                          Delaware
LTF, Inc.                                               Nevada
MC Cellular Corporation                                 Delaware
McCaw Cellular Communications of San Francisco/San
Jose, Inc.                                              California
McCaw Cellular Communications of Texas, Inc.            Texas
McCaw Cellular Communications, Inc.                     Delaware
McCaw Cellular Interests, Inc.                          Washington
McCaw Communications of Johnstown, Inc.                 Pennsylvania
McCaw Communications of Pittsburgh, Inc.                Pennsylvania
McCaw Communications of Salem, Inc.                     Oregon
McCaw Communications of Texarkana, Inc.                 Arkansas
McCaw Communications of Texas, Inc.                     Texas
McCaw Communications of the Pacific, Inc.               California
McCaw Communications of Wheeling, Inc.                  West Virginia
McLang Cellular, Inc.                                   Delaware
MediaOne Cellular Investments Co.                       Mauritius
MediaOne Far East Telecom, Inc.                         Delaware
MediaOne India BV                                       Netherlands
MediaOne International I BV                             Netherlands
MediaOne International II BV                            Netherlands
MFC, Inc.                                               Virginia
MMJ, LLC                                                Delaware
MMM Holdings, Inc.                                      Delaware
Monroe Cellular, Inc.                                   Louisiana
Nevada County Cellular Corporation                      California
NJ-2 Cellular, Inc.                                     New Jersey
North American Cellular Network, Inc.                   Delaware
OK-3 Cellular, Inc.                                     Oklahoma
OK-5 Cellular, Inc.                                     Texas
Orange County Cellular Telephone Corp.                  North Carolina
Pennsylvania Cellular Telephone Corp.                   North Carolina
Pine Bluff Cellular Services, Inc.                      Arkansas
Santa Barbara Cellular, Inc.                            California
Visalia Cellular Telephone Company                      Delaware
Winston, Inc.                                           Delaware
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